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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
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                                CARESIDE, INC.
              (Exact name of registrant as specified in charter)


           DELAWARE                                        23-2863507
(State of incorporation or organization)    (I.R.S. Employer Identification no.)
       6100 BRISTOL PARKWAY
       CULVER CITY CALIFORNIA                               90230
(Address of Principal Executive Offices)                 (Zip Code)
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
If this form relates to the registration of a    If this form relates to the registration of a class
class of securities pursuant to Section 12(b)    of securities pursuant to Section 12(g) of the
of the Exchange Act and is effective             Exchange Act and is effective pursuant to
pursuant to General Instruction A.(c), check     General Instruction A.(d), check the following
the following box. [ ]                           box. [X]
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Securities Act registration statement file number to which this form relates:
333-69207


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------
           NONE                                            N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

     Careside, Inc. is registering shares of common stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-69207) that was originally filed with the Securities and Exchange Commission on December 18, 1998 (as subsequently amended, the "Registration Statement"). The description of the common stock set forth in the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

ITEM 2.  EXHIBITS.

3.1a Amended and Restated Certificate of Incorporation of Careside, Inc.
     (Incorporated by reference to Exhibit 3.1a to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

3.1b Form of Certificate of Amendment of Certificate of Incorporation of
     Careside, Inc. (to be filed immediately prior to completion of the offering) (Incorporated by reference to Exhibit 3.1b to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

3.1c Form of Amended and Restated Certificate of Incorporation of Careside, Inc.
     (effective upon the completion of the offering) (Incorporated by reference to Exhibit 3.1c to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

3.2a Amended and Restated Bylaws of Careside, Inc. (Incorporated by reference to
     Exhibit 3.2a to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

3.2b Form of Amended and Restated Bylaws of Careside, Inc. (effective upon completion of the offering) (Incorporated by reference to Exhibit 3.2b to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)

4.1 Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 to Careside, Inc.'s Registration Statement No. 333-69207 on Form S-1)
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    CARESIDE, INC.


                                    By: /s/ W. Vickery Stoughton
                                        ------------------------
                                    Name:  W. Vickery Stoughton
                                    Title: Chairman and Chief Executive
                                           Officer


Date:     March 11, 1999